Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-06741) pertaining to the WesBanco, Inc. KSOP of our report dated June 13, 2001, with respect to the financial statements and schedules of the WesBanco, Inc. KSOP included in this Annual Report (Form 11-K) for the year ended December 31, 2000.



                                                    /s/ Ernst & Young LLP


Pittsburgh, Pennsylvania
June 28, 2001